Exhibit 99.3

  2  Cautionary Note Regarding Forward-Looking Statements  This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of goals, intentions, and expectations as to future trends, plans, events, or results of Independent Bank Corporation’s operations and policies, including, but not limited to, Independent Bank Corporation’s outlook on earnings and the sufficiency of the allowance for loan losses, and statements regarding asset quality, projections of future revenue, earnings or other measures of economic performance, Independent Bank Corporation’s plans and expectations regarding non-performing assets, business opportunities, and general economic conditions. Forward-looking statements include expressions such as “will,” “may,” “should,” “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “intend,” “likely,” “optimistic” and “plan,” and similar words or phrases, which are necessarily statements of belief as to expected outcomes of future events. These statements are based on current and anticipated economic conditions, nationally and in Independent Bank Corporation’s markets, interest rates and interest rate policy, competitive factors, and other conditions which by their nature are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this presentation and the forward-looking statements are based, actual future operations and results may differ materially from those indicated in this presentation. For a discussion of certain factors, risks and uncertainties which could cause actual future operations and results to differ from estimates and projections discussed in these forward-looking statements, please read the “Risk Factors” section in Independent Bank Corporation’s 2015 Annual Report on Form 10-K. You should not place undue reliance on any such forward-looking statement. These forward-looking statements are not guarantees of future performance. Independent Bank Corporation does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation.

  3   Agenda  Formal Remarks.William B. (Brad) Kessel, President and Chief Executive OfficerRobert N. Shuster, Executive Vice President and Chief Financial OfficerQuestion and Answer session.Closing Remarks.Note: This presentation is available at www.IndependentBank.com in the Investor Relations area under the “Presentations” tab.

  4   Financial Summary    4Q’16  3Q’16  2Q’16  1Q’16  4Q’15  Diluted EPS  $ 0.27  $ 0.30  $ 0.30  $ 0.19  $ 0.25  Income before taxes   $ 8,443  $ 9,352  $ 9,049  $ 6,057  $ 8,251  Net income  $ 5,855  $ 6,373  $ 6,438  $ 4,100  $ 5,570  Return on average assets  0.91%  1.02%  1.06%  0.68%  0.93%  Return on average equity  9.29%  10.20%  10.66%  6.70%  8.80%  Total assets (a)  $2,548,950  $2,538,319  $2,452,696  $2,488,367  $2,409,066  Total portfolio loans  $1,608,248  $1,607,354  $1,582,122  $1,538,982  $1,515,050  Total deposits  $2,225,719  $2,206,960  $2,128,292  $2,154,706  $2,085,963  Loans to deposits ratio  72.26%  72.83%  74.34%  71.42%  72.63%  Shareholders’ equity (a)  $ 248,980  $ 250,902  $ 246,923  $ 240,792  $ 251,092  Tangible BV per share (a)  $ 11.62  $ 11.72  $ 11.49  $ 11.22  $ 11.18  TCE to tangible assets (a)  9.70%  9.81%  9.99%  9.60%  10.34%  Note: Dollars in thousands, except per share data.  (a) 1Q’16 restated for adoption of ASU 2016-09 in 2Q’16.

  5  4Q 2016 Financial Highlights  Income StatementNet income of $5.9 million, or $0.27 per diluted share, representing increases of 5.1% and 8.0%, respectively over 4Q’15. Net interest income of $20.3 million, up $0.9 million, or 4.6%, from the year ago quarter.$0.1 million loan loss provision (expense).Gains on mortgage loans of $2.8 million, up $1.1 million, or 65.7% from the year ago quarter.Recovery of previously recorded impairment charges on MSR’s of $2.4 million.Recorded accrual (expense) for litigation settlement of $2.3 million.Recorded loss on pending sale of Mepco (payment plan processing business) assets of $0.3 million.Balance Sheet/CapitalTotal portfolio loans grew $32.1 million (excluding payment plan receivables), or 8.1% annualized. Deposits totaled $2.23 billion at 12/31/16 compared to $2.21 billion at 9/30/16 and $2.09 billion at 12/31/15.No share repurchases in 4Q 2016. TBV per share decreased to $11.62 at 12/31/16 from $11.72 at 9/30/16.Paid a ten cent per share cash dividend on common stock on 11/15/16.

  6  2016 Full Year Financial Highlights  Income StatementNet income of $22.8 million, or $1.05 per diluted share, representing increases of 13.7% and 22.1%, respectively over 2015. Net interest income of $79.6 million, up $4.7 million, or 6.2%, from 2015.$1.3 million credit loan loss provision versus $2.7 million credit in 2015.Gains on mortgage loans of $10.6 million, up $3.1 million, or 41.9%, from 2015.Recovery of previously recorded impairment charges on MSR’s of $1.0 million versus $0.5 million recovery in 2015.2015 results include $1.2 million net gain on branch sale.Balance Sheet/CapitalTotal portfolio loans grew $127.8 million (excluding payment plan receivables), or 8.6%, for the year. Deposits grew $139.8 million, or 6.7%, for the year.TBV per share increased to $11.62 at 12/31/16, or 3.9%, from $11.18 at 12/31/15.

 7  Our Michigan Markets  U.S. Branches: Current Ownership (63)     U.S. LPO’s: Current Ownership (11)(Columbus Ohio Not Shown)     Since 2012, substantial changes have been implemented to streamline and optimize our branch delivery network.Significant market presence and opportunity to gain market share in attractive Michigan markets. Michigan’s unemployment rate was 5.0% in December 2016 (0.1% lower than one year ago and 0.3% above the December 2016 U.S. unemployment rate of 4.7%).Michigan payroll jobs totaled 4.408 million in December 2016 (90K higher than one year ago).S&P/Case-Shiller MI Detroit Home Price Index up 6.4% year over year (October 2016 vs. October 2015).

 Our Markets – Regional  Region  Cities  Branches  12/31/16Portfolio Loans(1)  % ofLoans(1)  12/31/16Deposits(3)  % of Deposits(3)  12/31/15 Portfolio Loans(2)  12/31/15 Deposits(3)  East / “Thumb”  Bay City / Saginaw  23  $ 319  22%  $ 728  34%  $ 304  $ 715  West  Grand Rapids / Ionia  22  564  38%  686  32%  499  649  Central  Lansing  11  209  14%  341  16%  194  321  Southeast  Troy  7  374  26%  391  18%  334  314  Total    63  $1,466  100%  $2,146  100%  $1,331  $1,999  Note: Dollars are in millions.Loans exclude those related to resort lending ($103 million), payment plan receivables ($31 million) and purchased mortgage loans ($39 million).Loans exclude those related to resort lending ($116 million), payment plan receivables ($35 million) and purchased mortgage loans ($33 million). Deposits exclude reciprocal deposits, brokered deposits and certain other “non-market” deposits.  8

  9  Low Cost Deposit Franchise Focused on Core Deposit Growth  Deposit Highlights$2.23 billion in total deposits at 12/31/16.Substantially all core funding.$1.74 billion of transaction accounts (78.2% of total deposits).Total deposits increased $139.8 million, or 6.7% since 12/31/15.Average deposits per branch of $35.3 million at 12/31/16 vs. $20.2 million at 12/31/11 (an increase of 74.8%).2017 focus:Commercial – small to middle market business and public funds.Treasury management services.Retail – checking accounts and debit card services.  Deposit Composition – 12/31/16  Cost of Deposits (%)/Total Deposits (billions)

Diversified Loan Portfolio

Focused on High Quality Growth

Loan Composition – 12/31/16



Held for Sale 4%
Commercial 48%
Installment 16%
Mortgage 32%

Yield on Loans (%)/Total Portfolio Loans (billions)



4.89%
4.90%
4.83%
4.82%
4.81%
4.64%
4.59%
4.53%
$1.42
$1.45
$1.47
$1.52
$1.54
$1.58
$1.61
$1.61
Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16
Total Portfolio Loans
Yield on Loans

Lending Highlights

- 11 consecutive quarters of net loan growth.
- $1.676 billion in total loans at 12/31/16 (including $67.4 million of loans and payment plan receivables held for sale).
- 4Q 2016 lending results include:
  - Commercial loan growth of $19.0 million, or 9.6% annualized.
  - Consumer installment loans declined by $2.7 million due to seasonal factors.
  - Residential mortgage loan originations of $139.7 million and loan sales of $98.5 million (net gains of $2.8 million).
- 2017 focus:
  - Commercial – businesses with $1 million to $50 million in annual sales.
  - Consumer – through branch network, internet and indirect channels.
  - Residential mortgage – purchase money (both salable and portfolio) and QRM and home equity lending opportunities.

10

Strong Capital Position

Focused on Shareholder Return

ROA, ROE and TCE Ratio



12.00%
10.00%
8.00%
6.00%
4.00%
2.00%
0.00%
10.48%
10.34%
9.60%
9.99%
9.81%
9.70%
7.24%
7.89%
8.05%
8.50%
9.09%
9.21%
0.80%
0.86%
0.86%
0.88%
0.92%
0.92%
Q3'15
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
ROA
ROE
TCE Ratio

Note: ROA and ROE represent a four quarter rolling average.

Highlights

- Prudent capital management. Target TCE ratio – 9.50% to 10.50% near-term and 8.50% to 9.50% longer-term. Priorities are: (A) capital retention to support (1) organic growth and (2) acquisitions; and (B) return of capital through (1) strong and consistent dividend and (2) share repurchases.
- 2017 share repurchase plan approved for up to 5% of outstanding common shares. During 2016, 1.15 million shares were repurchased; and **since the start of 2015, 2.12 million shares have been repurchased.**
- Bank retained earnings returned to a positive figure ($8.7 million) at 9/30/16 permitting resumption of quarterly dividends to parent company ($5.0 million dividend paid in October). Bank retained earnings were a positive $9.9 million at 12/31/16.
- Quarterly cash dividend rate increased by 25% to ten cents per share effective 11/15/16.
- Goals of 1% ROA or better and 10% ROE or better.

11

 12  Net Interest Margin/Income  HighlightsInterest rate sensitivity profile of the loan and securities portfolios, in combination with a low cost core deposit base, positions us to benefit from a rising interest rate environment.Net interest income increased in 4Q’16 vs. 3Q’16 due primarily to average interest-earning assets growth of $70.9 million that was partially offset by a six basis point decline in the net interest margin.Absolute low interest rate environment continues to place some pressure on the net interest margin. 2017 goal is to grow net interest income by approximately 3% over 2016 as NIM compression abates and average loans increase. Full year 2016 net interest income increased $4.7 million, or 6.2%, compared to 2015. Lower projected growth rate in 2017 due to expected sale of Mepco earning assets.   Net Interest Margin (TE)(%)  Net Interest Income ($ in Millions)

 13  Net Interest Income and Net Interest Margin Details  Summary4Q’16 net interest income of $20.250 million, up $252K from 3Q’16. The linked quarter increase was due to a $199K increase in interest income and fees on loans and a $213K increase in interest income on securities and investments. This was partially offset by a $160K increase in interest expense on deposits and borrowings. The increase in interest income and fees on loans was partially offset by a decline in interest recoveries (net) on previously charged-off or non-accrual loans of $11K. The tax equivalent net interest margin (NIM) decreased 6 bps (3.45% vs. 3.51%) due to a 4 bps decline in the yield on interest earning assets and 2 bps increase in the cost of funds (interest expense as a percentage of average interest-earning assets). Average yield on new commercial loans was 4.61% on fixed rate (50.5% of production) and 3.68% on variable rate (49.5% of production); average yield on new retail loans (mortgage and consumer installment) was 3.84%.Loan Portfolio DetailsCommercial loans: Interest income increased $28K due to a $14.9 million increase in average balance that was partially offset by a 7 bps decrease in the average yield (4.48% vs. 4.55%). Interest recoveries (net) decreased by $31K. Mortgage loans (includes loans held for sale): Interest income increased $154K due to a $24.1 million increase in average balance that was partially offset by an 7 bps decrease in the average yield (4.07% vs. 4.14%) . Interest recoveries (net) decreased by $5K.Consumer installment loans: Interest income increased $40K due to a 7 bps increase in the average yield (4.75% vs. 4.68%) that was partially offset by a $0.4 million decrease in average balance. Interest recoveries (net) increased by $25K.Payment plan receivables: Interest income decreased $23K due to a $0.1 million decrease in the average balance and a 26 bps decrease in the average yield (12.40% vs. 12.66%). Payment plan receivables were classified as held for sale at 12/31/16. Other FactorsSecurities and investments: Interest income increased $213K due to a 5 bps increase in the average TE yield (2.01% vs. 1.96%) and a $32.3 million increase in average balance. Deposits and borrowings: Interest expense increased $160K due to a 3 bps increase in the average cost of interest-bearing liabilities (0.49% vs. 0.46%) and a $47.9 million increase in the average balance of interest-bearing liabilities.    Analysis of Linked Quarter Increase

 14  Non-interest Income  HighlightsDiverse sources of non-interest income which totaled $13.2 million in 4Q’16.4Q’16 total non-interest income represents approximately 39.5% of total revenue (net interest income and non-interest income).4Q’16 interchange revenue up $0.2 million, or 10.9%, compared to 4Q’15. However, full year 2016 interchange revenue declined by $0.5 million compared to 2015. Variances primarily due to volume incentives under our debit card brand agreement: for 2016 - $0.2 million for both 4Q and full year and for 2015 - none in 4Q and $0.5 million for full year). Transaction volume increased 1.5% year-over-year, interchange revenue per transaction declined by 3.1%.4Q’16 gains on mortgage loans totaled $2.8 million, up $1.1 million, or 65.7%, from 4Q’15.4Q’16 mortgage loan servicing includes a $2.44 million recovery of previously recorded impairment charges on MSRs (net impact of $0.07 per diluted share, after tax).   2016 YTD Non-interest Income Breakout  Non-interest Income Trends ($ in Millions)

 15  Non-interest Expense  HighlightsQ4’16 non-interest expenses totaled $24.9 million (an increase from 3Q’16 and from 4Q’15).Q4’16 compensation and benefits increased by $0.1 million over Q4’15 due primarily to higher salaries and wages that were substantially offset by lower incentive compensation.Efficiency ratio: 2016 73.7%*; 2015 – 77.2%; 2014 – 80.3%; and 2013 – 82.6%). [*72.1% excluding impact of $1.0 million recovery of previously recorded MSR impairment charges, $2.3 million of litigation expense and $0.3 million loss on sale of Mepco assets).Original target for 2016 was total non-interest expenses at $21 million to $22 million per quarter (with an average at $21.6 million) – representing a 2.3% reduction over 2015 actual. Total 2016 actual non-interest expenses, excluding $2.3 million of litigation expense and $0.3 million of loss on sale of Mepco assets, totaled $87.7 million, or an average of $21.9 million per quarter. Mepco non-interest expenses totaled $4.25 million for all of 2016.  Non-interest Expense ($ in Millions)

   16  Expansion of Mortgage Banking Operations  Have added approximately 50 new associates related to this mortgage banking expansion. Staff additions are about equally divided between sales and operations.Have opened five new offices (Ann Arbor, Brighton, Traverse City and Troy, Michigan and Columbus, Ohio).Two potential additional offices in process (Dearborn, Michigan and Fairlawn, Ohio).Expect to increase annual mortgage loan originations from approximately $400 million to over $700 million.Expected benefits include: increased gains on mortgage loans, accelerated growth of portfolio mortgage loans leading to an increase in net interest income and growth of mortgage loan servicing leading to higher revenue.  16

Sale of Mepco Finance Corporation

Sale Transaction Summary

- Signed Asset Purchase Agreement (APA) on December 30, 2016 to sell the business and majority of assets of Mepco Finance Corporation (Mepco) to Seabury Asset Management LLC (Seabury).
- Under the terms of the APA, Seabury is paying net book value for the assets acquired, assuming Mepco's lease for office space in Chicago and retaining most of Mepco's employees.
- Mepco retains deferred tax assets (that can be used in the IBC consolidated tax return) as well as certain counterparty receivables that are being collected pursuant to various payment arrangements. Mepco will be renamed "IB Holding Company" at closing. This entity may be merged into Independent Bank during 2017.
- Recorded a $0.32 million loss on sale in 4Q'16.
- Attempting to close sale by March 7, 2017.

Balance Sheet and Income Statement Impact

- Mepco selling $30.6 million of net payment plan receivables, $0.8 million of commercial loans, $0.2 million in furniture and equipment, and $1.7 million of other assets to Seabury, who also will assume $0.7 million of specified liabilities (based on 12/31/16 balances, which will be updated for closing).
- During 2016 Mepco had $3.59 million of net interest income, $4.25 million of non-interest expense and a net after tax loss of $0.35 million.
- Expect impact to IBC (compared to 2016) to be slightly beneficial to net income.

17

 18  Investment Securities Portfolio  HighlightsHigh quality, liquid, diverse portfolio with short duration.62% of the portfolio is AAA rated (or backed by the U.S. Government).2.25 year estimated average duration with a weighted average yield of 2.33% (with TE gross up).Approximately 27% of the portfolio is variable rate.Fair value of $616.2 million(1) at 12/31/16.Net unrealized loss of $5.1 million at 12/31/16.Executed agreement with PIMCO to manage $150 million of the portfolio.  (1) Includes investments in bank CD’s of $5.6 million but excludes trading securities of $0.4 million.  Investment Portfolio by Type (12/31/16)  Investment Portfolio by Rating (12/31/16)

 19  Credit Quality Summary  Note 1: Non-performing loans and non-performing assets exclude troubled debt restructurings that are performing.Note 2: 12/31/16 30 to 89 days delinquent data excludes $1.63 million of payment plan receivables that were held for sale.  Non-performing Assets ($ in Millions)  ORE/ORA ($ in Millions)  Non-performing Loans ($ in Millions)  30 to 89 Days Delinquent ($ in Millions)

 20  Credit Cost Summary  Note: Dollars all in millions.  Provision for Loan Losses  Loan Net Charge-Offs  Allowance for Loan Losses

 21  Classified Assets and New Default Trends  Note: Dollars all in millions.  Total Classified Assets  Commercial Loan New Defaults  Total Loan New Defaults  Retail Loan New Defaults

Troubled Debt Restructurings (TDRs)

INDEPENDENT BANK

88% of TDRs are Current

TDRs ($ in Millions)



$160
$140
$120
$100
$80
$60
$40
$20
$0
95%
90%
85%
80%
75%
70%
$138
$145
$144
$124
$110
$88
$87
$85
$81
$78
78%
77%
84%
89%
91%
89%
90%
91%
90%
88%
2010
2011
2012
2013
2014
Q4'15
Q1'16
Q2'16
Q3'16
Q4'16
Performing
Nonperforming
% Current

TDR Highlights

- Working with client base to maximize sustainable performance.
- The specific reserves allocated to TDRs totaled $9.0 million at 12/31/16.
- A majority of our TDRs are performing under their modified terms but remain in TDR status for the life of the loan.
- 87.6% of TDRs are current as of 12/31/16.
- **Commercial TDR Statistics:**
  - 59 loans with $14.1 million book balance.
  - 74.8% performing.
  - WAR of 4.88% (accruing loans).
  - Well seasoned portfolio; over 92% of accruing loans are not only performing but have been for over a year since modification.
- **Retail TDR Statistics:**
  - 703 loans with $63.8 million book balance.
  - 93.6% performing.
  - WAR of 4.74% (accruing loans).
  - Well seasoned portfolio; over 98% of accruing loans are not only performing but have been for over a year since modification.

22

 23  2016 Actual Performance vs. Original Outlook  Category  Outlook  Lending  Continued growthGoal of high single digit % overall loan growth in 2016, primarily supported by increases in commercial loans, consumer loans and mortgage loans with payment plan receivables relatively stable. Expect much of this growth to occur in the last three quarters of 2016. This growth forecast also assumes a stable Michigan economy. 2016: $1.608 billion of total portfolio loans at 12/31/16, annualized growth rate of 8.6%*. [*Adjusted to 7.7%, excluding 2016 bulk mortgage loan purchase.] Performance consistent with outlook.  Net Interest Income  Accelerating growth over 2015Goal of mid-single digit % increase in net interest income over 2015. Pressure on the net interest margin has largely abated. Growth in net interest income in 2016 vs. 2015 due primarily to growth in loans as described above and somewhat higher short-term interest rates. Forecast assumes two 0.25% increases in the federal funds rate (one in mid 2Q’16 and one in early 4Q’16) and long-term rates up slightly over year end 2015 levels. 2016: Actual net interest income of $79.6 million vs. $75.0 million in 2015, growth of 6.2%. Performance consistent with outlook.  Provision for Loan Losses  Steady to slightly improving asset quality metricsVery difficult area to forecast. Future provision levels will be particularly sensitive to loan net charge-offs, watch credit levels, loan default volumes, and TDR portfolio performance. The allowance as a percentage of total loans was at 1.49% at 12/31/15. Any credit provision in 2016 would largely be a function of recoveries of previously charged-off loans, pay-downs in the TDR portfolio (permitting the release of specific reserves) and low levels of new loan defaults. 2016: Actual credit provision of $1.3 million with loan net charge-offs of $1.0 million. Some asset quality trends slipped slightly in 4Q’16 but overall trend continues to be steady. Allowance as a percentage of total loans was at 1.26% at 12/31/16.  Non-interest Income  Forecasted quarterly range of $9.5 million to $10 million with total for the year similar to 2015Expect mortgage-banking revenues and mortgage lending volumes in 2016 to be slightly lower than 2015. Expect higher service charges on deposits (new account acquisition program) and comparable interchange income in 2016 vs. 2015. 2016: Actual non-interest income of $42.3 million vs. $40.1 million in 2015. 2016 and 2015 include recoveries of previously recorded impairment charges on MSRs of $0.97 million and $0.50 million, respectively. 2015 include $1.2 million net gain on branch sale. Overall full-year 2016 non-interest income quarterly average of $10.6 million was above the high end of the range due largely to mortgage banking related revenues. Performance better than outlook.  Non-interest Expense  Forecasted quarterly range of $21 to $22 million with full-year low-single digit % decline vs. 2015The expected decline in non-interest expenses compared to 2015 is primarily concentrated in occupancy and equipment, data processing and loan and collection costs. 2016: Actual non-interest expense of $90.3 million ($24.9 million in 4Q’16). If $2.30 million of litigation settlement expense and $0.32 million of loss on sale of Mepco assets are removed, full year 2016 non-interest expense adjusts to $87.7 million, or an average of $21.9 million per quarter. Adjusted performance within high end of outlook range.  Income TaxesDiluted share count  Approximately 32% in 2016. 2016: Actual effective income tax rate of 30.8% for the year that adjusts to 31.7% when eliminating impact of ASU 2016-09. Performance consistent with outlook.For last quarter of 2016: Approximately 21.6 million shares.

2017 Outlook

Category	Outlook
Lending	**Continued growth** Goal of 10 to 11% overall loan growth in 2017, primarily supported by increases in commercial loans, mortgage loans and consumer loans. Expect much of this growth to occur in the last three quarters of 2017. This growth forecast also assumes a stable Michigan economy.
Net Interest Income	**Growth over 2016 despite sale of payment plan receivables** Goal of approximately 3% increase in net interest income over 2016. Pressure on the net interest margin expected to abate. Growth in net interest income in 2017 vs. 2016 due primarily to growth in loans as described above and somewhat higher short-term interest rates. Forecast assumes two 0.25% increases in the federal funds rate (one in mid 3Q'17 and one in early 4Q'17) and long-term rates up slightly over year end 2016 levels.
Provision for Loan Losses	**Steady asset quality metrics** Very difficult area to forecast. Future provision levels will be particularly sensitive to loan net charge-offs, watch credit levels, loan default volumes, and TDR portfolio performance. The allowance as a percentage of total loans was at 1.26% at 12/31/16. Do not expect credit provision in 2017 due to portfolio loan growth and a decline in recoveries of previously charged-off loans. Quarterly provision (expense) for loan losses of $500K to $600K would not be unreasonable.
Non-interest Income	**Forecasted quarterly range of $10.8 million to $11.7 million with total for year up by approximately $2.4 million vs. 2016** Expect mortgage-banking revenues and mortgage lending volumes in 2017 to be higher than 2016. Expect service charges on deposits and interchange income in 2017 to be generally comparable to 2016.
Non-interest Expense	**Forecasted quarterly range of $21.6 to $22.6 million with total for the year down by approximately $2.8 million vs. 2016** The expected decrease in non-interest expenses is primarily due to the elimination of $2.6 million of litigation expense and loss on sale of Mepco assets that were incurred in 2016. Decline in expenses associated with the sale of the payment plan processing business (Mepco) is expected to be somewhat offset by higher expenses related to the expansion of mortgage banking operations.
Income Taxes	Approximately 32% to 32.5% in 2017. This assumes no changes in corporate income tax rates or rules during 2017.
Diluted share count	Approximately 21.4 million during 2017. Assumes approximately 0.5 million of share repurchases.

24

Strategic Initiatives

- Balance Sheet
  - Generate quality loan growth with continued focus on commercial and consumer installment lending as well as salable and portfolio mortgage loans.
  - Remain asset sensitive and positioned to benefit from higher interest rates (short duration investment portfolio, large variable rate loan portfolio and strong core deposit base with a significant amount of small to medium balance transaction accounts).
- Income Statement
  - Generate increased net interest income through change in earning asset mix (increased loans to deposits ratio and reduced level of investment securities).
  - Increase non-interest income with focus on transaction related revenue (treasury management and debit card) and mortgage banking revenue.
  - Continued selective reductions in certain non-interest expenses (credit related costs, branch optimization, process re-engineering and outsourcing). However, now expect growth in compensation and employee benefits expense and in occupancy expense as mortgage-banking operations are expanded.
  - Improved efficiency ratio: Low 70% range near-term and mid 60% range longer-term. Achieve improvements primarily through revenue growth.
- Enterprise Risk Management
  - Steady asset quality.
  - Meet increased compliance and regulatory requirements.
  - Focus on data security and loss prevention.

25

26  Q&A and Closing Remarks  Question and Answer SessionClosing RemarksThank you for attending !NASDAQ: IBCP